SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2016

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

86 North Main Street, Porterville, CA 93257
(Address of principal executive offices)
(Zip code)

(559) 782-4900
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 18, 2016, the Board of Directors of Sierra Bancorp appointed Robb Evans, Vonn R. Christenson, and Laurence S. Dutto, PhD as directors of the Company. They will commence service on the Board effective as of September 15, 2016. On August 19, 2016, Sierra Bancorp issued the press release attached hereto as Exhibit 99 announcing these appointments. Mr. Evans, currently 75 years of age, has been a principal and Chairman of Robb Evans & Associates LLC since 1993. It is expected that he will be named to the Company’s Nominating and Governance Committee and the Audit Committee. Mr. Christenson, currently 37 years old, has been a partner in the Christenson Law Firm, LLP since 2014, prior to which he worked as an attorney in Orange County, California for eight years. It is expected that he will initially serve on the Nominating and Governance Committee and the Investment Committee. Mr. Dutto, currently 68 years of age, retired as an administrator of College of the Sequoias in Visalia, California in 2015 following more than 30 years of service. It is expected that he will be appointed to serve on the Nominating and Governance Committee and the Insurance Committee.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

99.1	Press Release dated August 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA BANCORP

Dated: August 19, 2016	By:	/s/ Kenneth R. Taylor
Kenneth R. Taylor
Executive Vice President & Chief Financial Officer